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                                                                   EXHIBIT 10.27

                      1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


     1. PURPOSE OF THE PLAN. The purpose of the Brunswick Corporation 1997 Stock Plan for Non-Employee Directors (the "Plan") is to provide for the compensation of non-employee directors of Brunswick Corporation ("Company") with Common Stock, par value $.75 per share ("Common Stock"), of the Company and to provide for the award of stock options to non-employee directors so as to increase their proprietary interest in the Company and their identification with the interests of the Company's stockholders. The Plan shall become effective on April 23, 1997.

     2. STOCK AWARDS. The Board of Directors may award non-employee directors Common Stock of the Company.

     3. NEW DIRECTORS' AWARDS. Each non-employee director elected to the Board of Directors for the first time after April 23, 1997 will receive an award of such Common Stock as the Board of Directors authorizes.

     4. FAIR MARKET VALUE. The "Fair Market Value" of the Common Stock shall be the reported closing price for the Common Stock on the New York Stock Exchange Composite Tape for the applicable date. The number of shares of Common Stock which a non-employee director is to receive for any award which is denominated in dollars shall be determined by dividing the applicable amount by the Fair Market Value on the applicable date, and any fractional shares shall be rounded up or down to the nearest whole number with the fraction one-half being rounded up. For purposes of determining the amount of taxable income upon exercise of stock options and the value of any Common Stock used to pay the option purchase price, the Fair Market Value of the Common Stock on the Date of Exercise shall be used.

     5. DEFERRAL. Receipt of the Common Stock awarded under this Plan may be deferred until the director's retirement from the Board as authorized by the Board of Directors. Dividends on deferred Common Stock will be reinvested in additional shares of Common Stock, except that dividends in the form of securities shall be deferred to the same extent as Common Stock. The deferred Common Stock, including the additional shares acquired through reinvestment of dividends, will be paid to each non-employee director in one lump sum after retirement unless the director elects one year prior to retirement to have the deferred Common Stock paid after retirement in up to 15 annual installments.

     6. OPTIONS. The Board of Directors may award non-employee directors options to purchase Common Stock of the Company.

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     7.  OPTION PRICE.  The option exercise price per share of Common Stock shall be 100% of the reported closing price for the Common Stock on the New York Stock Exchange Composite Tape for the date on which the award is granted.

     8. OPTION EXERCISE. Options shall be exercised in whole or in part by written notice to the Company and payment in full of the option price. Payment of the option price may be made, at the discretion of the option holder, (a) in cash (including check, bank draft, money order or payment in accordance with a cashless exercise program under which, if so instructed by the director, shares of Common Stock may be issued directly to the director's broker or dealer upon receipt of the option price in cash from the broker or dealer), (b) in Common Stock (valued at the Fair Market Value on the Date of Exercise), or (c) by a combination of cash and Common Stock.

     9. DATE OF EXERCISE. The "Date of Exercise" of an option shall be the date on which written notification of the intent to exercise is received by the Company from the director.

     10. CHANGE IN CONTROL. In the event of a Change in Control of the Company all outstanding options shall become exercisable immediately and the entire amount of all Common Stock deferred under this Plan shall vest and shall be paid to the non-employee directors at the time of the Change in Control of the Company. A "Change in Control" of the Company means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30% or more of the total voting power of the Company's then outstanding stock;

          (b) a tender offer (for which a filing has been made with the Securities and Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board of Directors of the Company, then the first to occur of

               (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's stock, or

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               (ii)   three business days before the offer is to terminate
                      unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of the Company's stock when the offer terminates; or

          (c) individuals who were the Board of Directors' nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following the election.

     11. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Corporate Governance Committee of the Board of Directors of the Company ("Committee"). The Committee shall have full power, discretion and authority to interpret and administer the Plan. The Committee's interpretations and actions shall, except as otherwise determined by the Board of Directors, be final, conclusive and binding on all persons for all purposes.

     12. NON-TRANSFERABILITY. No award under the Plan, and no interest therein, shall be transferable by the director otherwise than (i) by the designation of a beneficiary to receive the director's benefits in the event of death, (ii) by will or the laws of the descent and distribution, or (iii) in accordance with guidelines established by the Committee. Notwithstanding the foregoing, stock options awarded under this Plan may be transferred by a director for no consideration to or for the benefit of a director's Immediate Family (including, with limitation, to a trust for the benefit of a director's Immediate Family or to a partnership for members of a director's Immediate Family), and the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to such transfer and to such other restrictions as may be imposed by the Committee from time to time. With respect to a particular director, the term "Immediate Family" shall mean the director's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the director). Any purported transfer contrary to this provision will nullify the award.

     13. ISSUANCE OF STOCK. As promptly as practical following each award of Common Stock, the Company shall issue to each director Common Stock certificates for the shares awarded which have not been deferred pursuant to Section 5. Common Stock issued pursuant to the Plan shall be Treasury shares.

     14. CHANGES IN CAPITALIZATION AND SIMILAR CHANGES. In the event that each of the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there

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shall be substituted for each share of Common Stock then offered, available for offer or deferred under the Plan the numbers and kinds of shares of stock or securities into which shares shall be so exchanged. The Committee in its sole discretion shall make any equitable adjustments as may be necessary. No fraction of a share of Common Stock shall be delivered if an adjustment in the number of shares is necessary. In the event of a spin-off, extraordinary dividend or other distribution or similar transaction, the Committee may adjust equitably the exercise price of any outstanding options.

     15. PAYMENTS IN THE EVENT OF DEATH. If a non-employee director dies before payment of his or her deferred, vested Common Stock commences, all of his or her deferred, vested Common Stock shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death, in a lump sum. If a non-employee director dies after payment of his or her deferred, vested Common Stock has commenced but before the entire balance of such deferred, vested Common Stock has been distributed, the remaining deferred, vested Common Stock shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. For purposes of the Plan, a non-employee director's "Beneficiary" is the person or persons the non-employee director designates, which designation shall be in writing, signed by the non-employee director and filed with the Committee prior to the non-employee director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the non-employee director's deferred, vested Common Stock shall be distributed to each such Beneficiary. In the absence of a Beneficiary designation or if no Beneficiary survives the non-employee director, the Beneficiary shall be the non-employee director's estate.

     16. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may, at any time amend or terminate the Plan provided, however, that no such amendment, suspension or termination shall impair the rights of directors affected thereby.

     17. NO RIGHT TO RENOMINATION. Nothing in the Plan or in any award shall confer upon any director the right to be nominated for reelection to the Board.

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